As filed with the Securities and Exchange Commission on September 13, 2024
Registration Statement No.  333−

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0464853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000 Miami, FL 33131	33131
(Address of Principal Executive Offices)	(Zip Code)
Ontrak, Inc. Amended and Restated 2017 Stock Incentive Plan
(Full title of the plan)

Brandon H. LaVerne
Chief Executive Officer
c/o Ontrak, Inc.
333 S. E. 2nd Avenue, Suite 2000
Miami, Florida 33131
(Name and address of agent for service)
(310) 444-4300
(Telephone number, including area code, of agent for service)

With a copy to:
John Tishler, Esq.
Edwin Astudillo, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, California 92130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐
This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.         Incorporation of Documents by Reference.
The following documents, or excerpts thereof as indicated, filed by Ontrak, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on April 16, 2024 (the “Annual Report”);
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(c)the description of the Registrant’s common stock in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on April 21, 2017, including any amendment or report filed for the purpose of updating such description, including the description of the Registrant’s common stock in Exhibit 4.3 to the Annual Report.
The Commission file number for each of the documents listed above is 001-31932.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4.     Description of Securities.
Not applicable.

Item 5.    Interests of Named Experts and Counsel
Not applicable.
Item 6.    Indemnification of Directors and Officers
Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s amended and restated certificate of incorporation, as amended, provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The Registrant’s amended and restated certificate of incorporation, as amended, limits the liability of the Registrant’s directors to the fullest extent permitted by the DGCL.
The Registrant’s amended and restated certificate of incorporation, as amended, and the Registrant’s amended and restated bylaws also provide that the Registrant will indemnify its directors and officers who, by reason of the fact that he or she is one of the Registrant’s officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with the Registrant.
The Registrant has director and officer liability insurance to cover liabilities its directors and officers may incur in connection with their services to the Registrant, including matters arising under the Securities Act.
Item 7.    Exemption From Registration Claimed.
Not applicable.
Item 8.     Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Appendix A to Registrant’s Definitive Schedule 14C filed with the Securities and Exchange Commission on October 4, 2019.

3.2
Certificate of Amendment of the Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Exhibit 3.1 of Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.

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3.3
Certificate of Designations regarding Registrant’s 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2020.

3.4
Amendment No. 1 to Certificate of Designations regarding the Registrants 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020.

3.5
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2023.

3.6
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2023.

3.7
Amended and Restated By-Laws of Ontrak, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2024.

5.1	Opinion of Sheppard, Mullin, Richter & Hamilton LLP.
23.1	Consent of Sheppard, Mullin, Richter & Hamilton LLP (included in Exhibit 5.1).
23.2	Consent of EisnerAmper LLP.
24.1	Power of Attorney (included on signature pages).
99.1	Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
99.2	Form of stock option agreement for grants to non-executive officer employees under the Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
99.3	Form of stock option agreement for grants to executive officers under the Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
99.4	Form of stock option agreement for grants to non-employee directors under the Ontrak, Inc, 2017 Amended and Restated Stock Incentive Plan.
107.1	Calculation of Filing Fee Table.

Item 9.        Undertakings.
(a)     The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 13th day of September, 2024.
Ontrak, Inc.
By:    /s/ Brandon H. LaVerne
Name:    Brandon H. LaVerne
Title:    Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Brandon H. LaVerne and James J. Park his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brandon H. LaVerne	Chief Executive Officer	September 13, 2024
Brandon H. LaVerne	(Principal Executive Officer)

/s/ James J. Park	Chief Financial Officer	September 13, 2024
James J. Park	(Principal Financial and Accounting Officer)

/s/ Michael E. Sherman	Chairman of the Board of Directors	September 13, 2024
Michael E. Sherman

/s/ Richard A. Berman	Director	September 13, 2024
Richard A. Berman

/s/ James M. Messina	Director	September 13, 2024
James M. Messina

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